As filed with the Securities and Exchange Commission on June 19, 2003.
                                                  Registration No. 333 -

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ---------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           ULTIMATE ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


                 Delaware                               84-0585211
      (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)

  321 West 84th Avenue, Suite A, Thornton, CO             80260
   (Address of Principal Executive Offices)            (Zip Code)


            ULTIMATE ELECTRONICS, INC. 401(K) RETIREMENT SAVINGS PLAN
                 AND NON-EMPLOYEE DIRECTOR STOCK OPTION ISSUANCE
                            (Full title of the plan)

              Alan E. Kessock                         With a copy to:
          Chief Financial Officer                   Laura B. Gill, Esq.
       321 West 84th Avenue, Suite A             Davis Graham & Stubbs LLP
         Thornton, Colorado 80260               1550 17th Street, Suite 500
                                                  Denver, Colorado 80202
                     (Name and address of agent for service)

              (303) 412-2500                          (303) 892-9400
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
                                                                       Proposed               Proposed
               Title of                                                 maximum                maximum
              securities                        Amount                 offering               aggregate        Amount of
                 to be                          to be                    price                offering        registration
              registered                      registered               per share                price             fee
---------------------------------------     ---------------         ---------------      -----------------    ------------
Common Stock ($.01 par value per share)        404,000 (1)              $13.08 (2)            $5,284,320 (2)     $427.50

Interest in the Ultimate Electronics,
Inc. 401(k) Retirement Savings Plan               (3)                   --- (4)                --- (4)            ---
---------------------------------------     ---------------         ---------------      -----------------    ------------
--------------------------------------------------------------------------------------------------------------------------

Notes:
(1) Consists of 400,000 shares of Common Stock to be issued pursuant to the Ultimate Electronics, Inc. 401(k) Retirement Savings Plan and 4,000 shares of Common Stock issuable upon the exercise of a Non-Employee Director Stock Option issued to Mr. Clarence D. Hein. Such shares are to be purchased by the Trustee on the open market for issuance under the plan.
(2) Pursuant to Rule 457(h)(1), the price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock on June 18, 2003 as quoted on NASDAQ.
(3) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Ultimate Electronics, Inc. 401(k) Retirement Savings Plan.
(4) Pursuant to Rule 457(h)(2) under the Securities Act of 1933, as amended, no separate fee is required to register plan interests.


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

                                EXPLANATORY NOTE

This Registration Statement registers an additional 400,000 shares of Common Stock issuable under the Ultimate Electronics, Inc. 401(k) Retirement Savings Plan (the "401(k) Plan") and an indeterminate amount of plan interests to be offered or sold under the 401(k) Plan. These shares of Common Stock are to be purchased in the open market by the Trustee for issuance under the 401(k) Plan. Previously, 250,000 shares of Common Stock issuable under the 401(k) Plan were registered by Registration Statement on Form S-8 (Reg. No. 33-94636), which Registration Statement is hereby incorporated by reference.

This Registration Statement also registers 4,000 shares of Common Stock issuable upon the exercise of a Non-Employee Director Stock Option issued to Clarence D. Hein upon his election to the Board of Directors, which Mr. Hein reported on a Form 4 filed on November 27, 2002.

ITEM 8.  EXHIBITS

Exhibit No.        Description

5.1                Determination Letter of the Internal Revenue Service
23.1               Consent of Ernst & Young LLP

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thornton, State of Colorado, on the 19th day of June, 2003.

                                    ULTIMATE ELECTRONICS, INC.


                                    By:   /s/ ALAN E. KESSOCK
                                         -------------------------------------
                                         Alan E. Kessock
                                         Senior Vice President-Finance and
                                         Administration, Chief Financial
                                         Officer, Treasurer and Secretary
                                         (Principal Financial and Accounting
                                         Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 19, 2003.

            Signature                           Title

 /s/ WILLIAM J. PEARSE                   Chairman of the Board
--------------------------------
William J. Pearse


 /s/ J. EDWARD MCENTIRE                  Director and Chief Executive Officer
--------------------------------         (Principal Executive Officer)
J. Edward McEntire


 /s/ DAVID J. WORKMAN                    Director, President and Chief Operating
--------------------------------         Officer
David J. Workman


 /s/ ALAN E. KESSOCK                     Director, Senior Vice President-Finance
--------------------------------         and Administration, Chief Financial
Alan E. Kessock                          Officer, Treasurer and Secretary
                                         (Principal Financial and Accounting
                                         Officer)


 /s/ ROBERT W. BEALE                     Director
--------------------------------
Robert W. Beale


 /s/ RANDALL F. BELLOWS                  Director
--------------------------------
Randall F. Bellows

 /s/ LARRY D. STRUTTON                   Director
--------------------------------
Larry D. Strutton


 /s/ CLARENCE D. HEIN                    Director
--------------------------------
Clarence D. Hein

                                 PLAN SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Ultimate Electronics, Inc. 401(k) Retirement Savings Plan trustee or other persons who administer the Plan have duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 19th day of June, 2003.


                                    ULTIMATE ELECTRONICS, INC.
                                    (Plan Administrator)



                                    By: /S/ ALAN E. KESSOCK
                                       ----------------------------------
                                    Name: Alan E. Kessock
                                         --------------------------------
                                    Title: Chief Financial Officer
                                          -------------------------------

                                  EXHIBIT INDEX

Exhibit No.         Description

5.1                 Determination Letter of the Internal Revenue Service
23.1                Consent of Ernst & Young LLP